UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 17, 2016

HNI Corporation
(Exact Name of Registrant as Specified in Charter)

Iowa	1-14225	42-0617510
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

408 East Second Street, P.O. Box 1109, Muscatine, Iowa 52761-0071
(Address of Principal Executive Offices, Including Zip Code)

Registrant’s telephone number, including area code: (563) 272-7400

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2.):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

Section 2 — Financial Information

Item 2.05	Costs Associated with Exit or Disposal Activities.

As part of on-going efforts to reduce structural costs and enhance efficiency, on February 17, 2016, HNI Corporation (the "Corporation") approved the closure of its Paris, Kentucky hearth manufacturing facility. The Corporation plans to consolidate the Paris production into existing hearth manufacturing facilities and anticipates the closure and consolidation to be substantially completed by the end of 2016.

The Corporation estimates the consolidation will save $9.0 million annually beginning in 2017. The Corporation anticipates charges related to the closure and consolidation will impact pre-tax earnings an estimated $8.9 million. The Corporation estimates cash restructuring and other costs associated with these actions will be approximately $5.8 million, with $2.4 million related to workforce reductions and approximately $3.4 million related to costs associated with manufacturing consolidation and production moves. The following table lists the estimated composition and timing of these charges:

(Dollars in Millions)
Time Period	Restructuring Costs (Cash)	Accelerated Depreciation (Non-Cash)	Other Costs (Cash)		Total
Q1 2016	0.1	0.7	0.2		1.0
Q2 2016	0.2	0.8	0.3		1.3
Q3 2016	1.4	0.8	0.5		2.7
Q4 2016	2.0	0.8	0.3		3.1
				2016 Total	8.1

2017	0.8	—	—	2017 Total	0.8

				Grand Total	8.9

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HNI CORPORATION
Date:	February 19, 2016	By	/s/ Steven M. Bradford
Steven M. Bradford Senior Vice President, General Counsel and Secretary